Exhibit 16

CLA (CliftonLarsonAllen LLP) 11414 West Park Place, Suite 200 Milwaukee, WI 53224-3500 414-463-4411 | fax 414-577-0343 CLAconnect.com

February 7, 2019

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the section under the heading “Change in Accountants” included in the Registration Statement on Form S-1 of Mayville Engineering Company, Inc., which we understand will be submitted to the Securities and Exchange Commission on or about February 7, 2019. We agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ CliftonLarsonAllen LLP